U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 20, 2019

OAKTREE STRATEGIC INCOME II, INC.

(Exact name of registrant as specified in charter)

Delaware	814-01281	83-0566439
(State or other jurisdiction of incorporation or registration)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Grand Avenue, 28th Floor, Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2019, OSI 2 Senior Lending SPV, LLC (“OSI 2 SPV”), a wholly-owned and consolidated subsidiary of Oaktree Strategic Income II, Inc. (the “Company”), entered into an amendment (the “SPV Facility Amendment”) to the loan and security agreement, dated as of July 26, 2019 (as amended, the “Loan Agreement”) with the Company, as collateral manager and seller, OSI 2 SPV, as borrower, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and Deutsche Bank Trust Company Americas, as collateral agent.

The SPV Facility Amendment amends the definition of “Collateral Manager Event of Default” in Section 1.1 of the Loan Agreement by deleting the provision that required Edgar Lee to remain actively involved in the operations of the Company or be replaced with other individuals reasonably acceptable to the Controlling Lender (as defined in the Loan Agreement) within 30 days, and replacing it with a provision that requires that at least two of the following individuals remain actively involved in the operations of the Company or be replaced with other individuals reasonably acceptable to the Controlling Lender within 30 days: Mathew Pendo; Armen Panossian; and Bruce Karsh. The other terms of the Loan Agreement were unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC INCOME II, INC.

Date: September 25, 2019	By:	/s/ Mathew Pendo
		Name:	Mathew Pendo
		Title:	President and Chief Operating Officer